                          PREFERRED STOCK AND WARRANT

                              PURCHASE AGREEMENT

                            DATED DECEMBER 16, 1996

                     BETWEEN REGENT ASSISTED LIVING, INC.

               AND PRUDENTIAL PRIVATE EQUITY INVESTORS III, L.P.

                               TABLE OF CONTENTS
                               -----------------



1.   Authorization and Closing............................................  1
     1A.  Authorization of the Preferred Stock and the Warrant............  1
     1B.  Purchase and Sale of the Preferred Stock and the Warrant........  1
     1C.  The Closing.....................................................  1

2.  Conditions of Purchaser's Obligation at the Closing...................  2
     2A.  Representations and Warranties; Covenants.......................  2
     2B.  Articles of Amendment...........................................  2
     2C.  Registration Agreement..........................................  2
     2D.  Stockholders Agreement..........................................  3
     2E.  Securities Law Compliance.......................................  3
     2F.  Lease Modification Agreements...................................  3
     2G.  Opinion of the Company's Counsel................................  3
     2H.  Closing Documents...............................................  3
     2I.  Proceedings.....................................................  4
     2J.  Waiver..........................................................  4
     2K.  Expenses........................................................  4

3.  Covenants.............................................................  4
     3A.  Financial Statements and Other Information......................  4
     3B.  Inspection of Property..........................................  8
     3C.  Designation of Directors........................................  8
     3D.  Restrictions....................................................  9
     3E.  Affirmative Covenants........................................... 14
     3F.  Compliance with Agreements...................................... 16
     3G.  Current Public Information...................................... 16
     3H.  Amendment of Agreements......................................... 16
     3I.  First Refusal Rights............................................ 17

4.  Transfer of Restricted Securities..................................... 18
     4A.  General Provisions.............................................. 18
     4B.  Opinion Delivery................................................ 18
     4C.  Rule 144A....................................................... 19
     4D.  Legend Removal.................................................. 19
     4E.  Restriction on Transfer......................................... 19

5.  Representations and Warranties of the Company......................... 20
     5A.  Organization, Corporate Power and Licenses...................... 20
     5B.  Capital Stock and Related Matters............................... 20




     5C.  Subsidiaries; Investments...................................  21
     5D.  Authorization; No Breach....................................  22
     5E.  Financial Statements........................................  23
     5F.  Absence of Undisclosed Liabilities..........................  23
     5G.  No Material Adverse Change..................................  24
     5H.  Absence of Certain Developments.............................  24
     5I.  Assets......................................................  25
     5J.  Tax Matters.................................................  29
     5K.  Contracts and Commitments...................................  31
     5L.  Intellectual Property Rights................................  33
     5M.  Litigation, etc.............................................  34
     5N.  Brokerage...................................................  35
     5O.  Governmental Consent, etc...................................  35
     5P.  Insurance...................................................  35
     5Q.  Employees...................................................  36
     5R.  ERISA.......................................................  36
     5S.  Compliance with Laws........................................  37
     5T.  Environmental and Safety Matters............................  39
     5U.  Affiliated Transactions.....................................  42
     5V.  Medicare and Medicaid Matters...............................  42
     5W.  Reports with the Securities and Exchange Commission.........  44
     5X.  Disclosure..................................................  44
     5Y.  Real Property Holding Corporation...........................  45
     5Z.  Closing Date................................................  45
     5AA. Forward-Looking Information.................................  45

6.  Definitions.......................................................  46
     6A.  Definitions.................................................  46

7.  Miscellaneous.....................................................  53
     7A.  Expenses....................................................  53
     7B.  Remedies....................................................  54
     7C.  Purchaser's Representations.................................  54
     7D.  Treatment of the Preferred Stock............................  56
     7E.  Consent to Amendments.......................................  56
     7F.  Survival of Representations and Warranties..................  57
     7G.  Successors and Assigns......................................  57
     7H.  Severability................................................  57
     7I.  Counterparts................................................  58
     7J.  Descriptive Headings; Interpretation........................  58
     7K.  Governing Law...............................................  58
     7L.  Notices.....................................................  58




     7M. Consideration for Warrants........................... 59
     7N. No Strict Construction............................... 60
     7O. Indemnification...................................... 60

                         REGENT ASSISTED LIVING, INC.

                              PURCHASE AGREEMENT
                              ------------------


          THIS AGREEMENT is made as of December 16, 1996, between Regent Assisted Living, Inc., an Oregon corporation (the "Company"), and Prudential Private Equity Investors III, L.P., a Delaware limited partnership ("Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

          The parties hereto agree as follows:

          Section  1.     Authorization and Closing.
                          -------------------------

          1A. Authorization of the Preferred Stock and the Warrant. The Company shall authorize the issuance and sale to Purchaser of (i) 1,283,785 shares of its Series A Preferred Stock, no par value (the "Series A Preferred"), and 382,882 shares of its Series B Preferred Stock, no par value (the "Series B Preferred"), each having the rights and preferences set forth in Exhibit A attached hereto, and (ii) the warrant in the form attached hereto as Exhibit B (the "Warrant"). The Series A Preferred and the Series B Preferred are convertible into shares of the Company's Common Stock, no par value (the "Common Stock"). The Series A Preferred and the Series B Preferred are collectively referred to herein as the "Preferred Stock."

          1B. Purchase and Sale of the Preferred Stock and the Warrant. At the Closing, the Company shall sell to Purchaser and, subject to the terms and conditions set forth herein, Purchaser shall purchase from the Company (i) 1,283,785 shares of Series A Preferred and 382,882 shares of Series B Preferred at an aggregate price of $9,950,000 and (ii) the Warrant at a price of $50,000.

          1C. The Closing. The closing of the purchase and sale of the Preferred Stock and the Warrant (the "Closing") shall take place at the offices of Kirkland & Ellis, at 10:00 a.m. on December 16, 1996, or at such other place or on such other date as may be mutually agreeable to the Company and Purchaser. At the Closing, the Company shall deliver to Purchaser stock certificates evidencing the Preferred Stock to be purchased by Purchaser and the Warrant to be purchased by Purchaser, registered in Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds pursuant to written instructions provided by the Company to Purchaser prior to the Closing, in the total amount of $10,000,000.

          Section 2. Conditions of Purchaser's Obligation at the Closing. The obligation of Purchaser to purchase and pay for the Preferred Stock and the Warrant at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2A. Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          2B. Articles of Amendment. The Company shall have duly adopted, executed and filed with the Secretary of State of Oregon a Articles of Amendment of Rights and Preferences establishing the terms and the relative rights and preferences of the Series A Preferred and the Series B Preferred in the form set forth in Exhibit A hereto (the "Articles of Amendment"), and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Articles of Amendment shall be in full force and effect as of the Closing under the laws of Oregon and shall not have been amended or modified.

          2C. Registration Agreement. The Company and Purchaser shall have entered into a registration agreement in form and substance as set forth in Exhibit C attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

          2D. Stockholders Agreement. The Company, Purchaser and Walter C. Bowen ("Bowen") shall have entered into a stockholders agreement in form and substance set forth in Exhibit D attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

          2E. Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Preferred Stock and the Warrant pursuant to this Agreement in compliance with such laws.

          2F. Lease Modification Agreements. The Company and each of the landlords of the Company's Regency Park and Sterling Park facilities (the "Landlords") shall have entered into a modification agreement with respect to the underlying leases (the "Lease Modification Agreements") in form and substance reasonably satisfactory to Purchaser, and each of the Lease Modification Agreements shall not have been amended or modified and shall be in full force and effect at the Closing.

          2G. Opinion of the Company's Counsel. Purchaser shall have received from Stoel Rives LLP, counsel for the Company, an opinion with respect to the matters set forth in Exhibit E attached hereto, which shall be addressed to Purchaser, dated the date of the Closing and in form and substance satisfactory to Purchaser.

          2H. Closing Documents. The Company shall have delivered to Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2F, inclusive, have been fully satisfied;

              (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the filing of the Articles of Amendment, the issuance and sale of the Preferred Stock, the issuance and sale of the Warrant, the reservation for issuance upon conversion of the Preferred Stock and exercise of the Warrant an aggregate of 2,018,182 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement;

             (iii) certified copies of the Restated Articles of Incorporation, as amended, the Articles of Amendment and the Company's bylaws, each as in effect at the Closing; and

             (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal).

          2I. Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its special counsel.

          2J. Waiver. Any condition specified in this Section 2 may be waived if consented to by Purchaser; provided that no such waiver shall be effective against Purchaser unless it is set forth in a writing executed by Purchaser.

          2K. Expenses. At the Closing, the Company shall have reimbursed Purchaser for the reasonable fees and expenses of its special counsel as provided in paragraph 7A hereof.

          Section  3.  Covenants.
                       ---------

          3A. Financial Statements and Other Information. The Company shall deliver to Purchaser (so long as Purchaser holds any Underlying Common Stock) and to each holder of at least 25% of the Underlying Common Stock who is not a
Competitor:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, beginning with the calendar month of January, 1997, unaudited consolidating and consolidated statements of operations and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

          (ii) accompanying the financial statements referred to in subparagraph (i), an Officer's Certificate stating that there is no Event of Noncompliance in existence or, if any Event of Noncompliance exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of operations and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and, beginning with the year ending December 31, 1997, to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by, with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing;

          (iv) within five business days of its receipt by the Company, a copy of such independent accounting firm's annual management letter to the board of directors;

          (v) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (vi) promptly when available but in any event within 30 days after the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          (vii) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance or any condition or event which is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment, an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (viii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or direc tors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the

     Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

          (ix) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals. Upon the written request of Purchaser or any holder of Underlying Common Stock entitled to receive information under this paragraph, the Company shall cease to send any information otherwise required by this paragraph to Purchaser or such holder of Underlying Common Stock; provided that Purchaser or such holder of Underlying Common Stock may at any time thereafter, upon written request, again receive such information as provided in this paragraph.

Pursuant to this paragraph, the Company may furnish Purchaser or other holders of Underlying Common Stock with certain information that is non-public, confidential or proprietary in nature. As used herein, "Confidential Information" means (i) any material, nonpublic information about the Company and its Subsidiaries and (ii) any technical, nonfinancial information, data or know-how which is identified in writing as confidential by the Company, in either case as furnished by the Company to Purchaser or any other holder of Underlying Common Stock pursuant to this paragraph but does not include information (x) which was publicly known, or otherwise known to Purchaser or such other holder of Underlying Common Stock, at the time of disclosure, (y) which subsequently becomes publicly known through no act or omission by Purchaser or such other holder of Underlying Common Stock or (z) which otherwise becomes known to Purchaser or such other holder of Underlying Common Stock, other than through disclosure by the Company. Purchaser and other holders of Underlying Common Stock shall use their reasonable best efforts to hold in confidence and not to disclose the Confidential Information, except (a) as may be required by law, (b) to the officers, directors, employees, agents and professional consultants of Purchaser or any subsidiary of Purchaser or (c) to any prospective transferee of the Preferred Stock or Underlying Common Stock provided that such prospective transferee agrees to be bound by the provisions of this paragraph; and provided that Purchaser or such other holder of Underlying Common Stock be free, after notice to the Company, to correct any false or misleading information which may become public concerning the Company or Purchaser's relationship to the Company or this Agreement. If Purchaser ceases to hold any Preferred Stock or Underlying Common Stock, Purchaser will, if requested by the Company, return to the Company all documents furnished by the Company containing Confidential Information which have not theretofore been destroyed or returned to the Company.

          3B.       Inspection of Property. The Company shall permit any
representatives designated by Purchaser (so long as Purchaser holds any Underlying Common Stock) or any holder of at least 25% of the Underlying Common Stock who is not a Competitor, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries,
(ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, executive officers and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by Purchaser or any such holder of Preferred Stock or Underlying Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          3C.       Designation of Directors. So long as the Preferred Stock
remains outstanding, the holders of the Preferred Stock shall have the right to select two representatives to be elected to the Company's board of directors, and the Company shall use its best efforts to cause such representatives to be nominated for election to the board of directors and solicit proxies from the Company's stockholders in favor of the election of such representatives. Such representatives shall initially be Dana O'Brien and Martha Robinson. Purchasers may in the future select an industry executive reasonably acceptable to the remaining members of the Company's board of directors or any employee, partner, adviser or manager of Purchaser or its general partner as representatives to be elected to the Company's board of directors. The Company shall use its best efforts to cause such representatives to be elected to the board of directors (including voting all unrestricted proxies in favor of such representatives) and shall not take any action which would diminish the prospects of such representatives being elected to the board of directors. The Company shall enter into indemnity agreements with any directors selected by Purchaser that are similar in form and substance to those that the Company has entered into with its other directors. The Company shall use its best efforts to cause the appointment of at least one such representative to be a member of the Compensation Committee and the Audit Committee of the Company's board of directors. All reasonable out-of-pocket expenses of each board member incurred in connection with attending regular and special board meetings and any meeting of any board committee shall be paid by the Company. The board representatives designated hereunder or elected by the holders of the Preferred Stock shall be entitled to fees and other compensation paid to board members who are not employees of the Company or its Subsidiaries.

          3D.       Restrictions. So long as any Preferred Stock remains
outstanding, the Company shall not, without the prior written consent of the holders of at least 66 2/3% of the outstanding Preferred Stock:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than the Preferred Stock pursuant to the terms of the Articles of Amendment, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

              (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than the Preferred Stock pursuant to the terms of the Articles of Amendment, or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

          (iii) except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), other than Permitted Debt Securities, or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Series A Preferred or the Series B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

          (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (viii) below and (c) Investments conforming to the Investment Policy adopted from time to time by the Company's Board of Directors (collectively, the "Permitted Investments");

          (v) merge or consolidate with any Person, unless such merger or consolidation is approved by the stockholders of the Company as required by the laws of the State of Oregon (including, without limitation, any provisions requiring a separate class or series vote), the Restated Articles of Incorporation, as amended, the Company's bylaws or any other statute, rule or regulation to which the Company is subject or, except as permitted by subparagraph (viii) below, permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

              (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, any assets of the Company or its Subsidiaries having a fair market value equal to or in excess of $250,000 (determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business and the sale and leaseback of assisted living facilities) unless such transaction (or series of transactions) has been approved by a majority of the directors of the Company who are not officers or employees of the Company);

             (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), unless approved by the stockholders of the Company as required by the laws of the State of Oregon (including, without limitation, any provisions requiring a separate class or series vote), the Restated Articles of Incorporation, as amended, the Company's bylaws or any other statute, rule or regulation to which the Company is subject;

            (viii) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $10,000,000 in any transaction or series of related transactions unless such transaction (or series of transactions) has been approved by a majority of the directors of the Company who are not officers or employees of the Company;

              (ix) enter into, or permit any Subsidiary to enter into, the ownership, management or operation of any business other than owning, managing or operating of assisted living facilities; as used herein, assisted living facilities includes congregate care, skilled nursing, stand alone special care facilities, adult day care, home health care, hospice care and the provision of products and services ancillary to such businesses;

               (x) become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) directly restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or
     (b) the Company's right to perform the provi sions of this Agreement, the Registration Agreement, the Articles of Amendment, the Restated Articles of Incorporation, as amended or the Company's bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions and conversions of the Preferred Stock);

              (xi) except as expressly contemplated by this Agreement, make any amendment to the Articles of Incorpo ration, the Articles of Amendment or the Company's bylaws, or file any resolution of the board of directors with the Oregon Secretary of State containing any provisions, which would increase the number of authorized shares of the Preferred Stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Preferred Stock or the Underlying Common Stock under this Agreement, the Restated Articles of Incorporation, as amended, the Articles of Amendment, the Company's bylaws or the Registration Agreement, unless approved by the stockholders of the Company as required by the laws of the State of Oregon (including, without limitation, any provisions requiring a separate class or series vote), the Restated Articles of Incorporation, as amended, the Company's bylaws or any other statute, rule or regulation to which the Company is subject;

             (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supple-ment, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, stockholders holding more than 1% of the outstanding Common Stock or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a material beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms as approved by a disinterested majority of the members of the compensation committee of the Company's board of directors, except for other agreements, transactions, commitments and arrangements entered into by the Company on an arm's-length basis as determined by a disinterested majority (including at least one director designated by the holders of the Preferred Stock) of the members of the conflicts committee of the Company's board of directors, and except as otherwise expressly contemplated by this Agreement;

            (xiii) increase any compensation (including salary, bonuses and other forms of current and deferred compensation) payable to any officer or director of the Company or any Subsidiary, except as approved by a disinterested majority of the members of the compensation committee of the Company's board of directors;

             (xiv) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness other than Permitted Indebtedness; and

              (xv) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing, other than to increase to 600,000 the number of options for shares of the Company's common stock that may be issued under the Company's 1995 Stock Incentive Plan, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to the Company's existing stock option and employee stock ownership plans , unless approved by the stockholders of the Company as required by the laws of the State of Oregon (including, without limitation, any provisions requiring a separate class or series vote), the Restated

     Articles of Incorporation, as amended, the Company's bylaws or any other statute, rule or regulation to which the Company is subject.

Notwithstanding the foregoing, this Agreement shall not require the consent of the holders of 66% of the outstanding Preferred Stock for actions otherwise approved by the stockholders of the Company as required by the laws of the State of Oregon (including, without limitation, any provisions requiring a separate class or series vote), the Restated Articles of Incorporation, as amended, the Company's bylaws or any other statute, rule or regulation to which the Company is subject.

          3E. Affirmative Covenants. So long as any Preferred Stock remains outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of at least 66% of the outstanding Preferred Stock:

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

              (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly conducted at all times in all material respects;

             (iii) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

              (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

              (vi) apply for and continue in force with financially sound and reputable insurance companies insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

             (vii) make a good faith effort to secure and maintain officers and directors liability insurance coverage: (A) as of the Closing, in the amount of $2,000,000, (B) as of January 1, 1997, in the amount of $3,000,000 and (C) thereafter, in such amounts as are customary for publicly traded corporations of similar size engaged in similar lines of business as reasonably determined by the Company's board of directors; provided, however, that the Company shall not be required to secure and maintain any such insurance if such insurance is not available on commercially reasonable terms; and

            (viii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied;

          3F. Compliance with Agreements. The Company shall perform and observe in all material respects (i) all of its obligations to each holder of the Preferred Stock and all of its obligations to each holder of the Underlying Common Stock set forth in the Restated Articles of Incorporation, as amended, the Articles of Amendment and the Company's bylaws, (ii) all of its obligations to each holder of the Warrant set forth therein and (iii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

          3G. Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3H. Amendment of Agreements. The Company shall not amend, modify or waive any provision of any Lease Modification Agreement, without the prior written consent of the holders of at least 66% the Preferred Stock, and the Company shall enforce the provisions of the Lease Modification Agreements and shall exercise all of its rights and remedies thereunder unless it is otherwise directed by the holders of at least 66% of the Preferred Stock.

           3I.  First Refusal Rights.

           (i) Except for issuances of Common Stock (a) upon the conversion of the Preferred Stock or upon the exercise of the Warrant, (b) in connection with the acquisition of another company or business as contemplated by paragraph 3D(viii), (c) pursuant to a public offering registered under the Securities Act, or (d) upon the exercise of options granted to any of the Company's or its Subsidiaries' employees, directors, agents, consultants, advisors or independent consultants pursuant to any stock option plan adopted by the Company's board of directors, (e) upon the exercise of any of the warrants sold to the representatives of the underwriters of the Company's initial public offering,
(f) upon the conversion of any Permitted Debt Securities or (g) as a dividend on the outstanding Common Stock, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock, the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Under lying Common Stock held by such holder by (2) the sum of the total number of shares of Underlying Common Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the holders of Underlying Common Stock exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase and provided that, at the request of any holder of Underlying Common Stock, the Company shall offer to such holder stock or securities which have no voting rights (other than required by applicable law) and which are convertible into voting securities on the same terms as the Series A Preferred is convertible into Common Stock but which are otherwise identical to the stock or securities being offered. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

       (ii) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

      (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the 180 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 180-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this paragraph.

     Section  4.  Transfer of Restricted Securities.

     4A. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

     4B. Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion in form and substance reasonably satisfactory to the Company's counsel of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel in form and substance reasonably satisfactory to the Company's counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7C. The cost of obtaining any opinion contemplated by this paragraph 4B shall be borne by the holder of the Restricted Securities being transferred.

          4C. Rule 144A. Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          4D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 7C from the certificates for such Restricted Securities.

          4E. Restriction on Transfer. The Preferred Stock may not be transferred to a Competitor without the prior written consent of the Company; provided that the Common Stock issuable upon the conversion of the Preferred Stock and the Warrant shall not be subject to such restriction on transfer.

          Section 5. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock and the Warrant hereunder, the Company hereby represents and warrants that:

          5A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized and validly existing under the laws of Oregon and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B. Capital Stock and Related Matters.

        (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 5,000,000 shares of preferred stock, of which 1,666,667 shares shall be designated as Series A Preferred (1,283,785 of which shall be issued and outstanding, and 382,882 of which shall be reserved for issuance upon the conversion of the Series B Preferred) and 382,882 shares shall be designated as Series B Preferred (all of which shall be issued and outstanding), and (b) 25,000,000 shares of Common Stock, of which 4,633,000 shares shall be issued and outstanding and 2,018,182 shares shall be reserved for issuance upon conversion of the Preferred Stock or exercise of the Warrant. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Preferred Stock and except as set forth on the attached "Capitalization Schedule." The Capitalization

Schedule accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Articles of Amendment and the Restated Articles of Incorporation, as amended. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders' preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock or the Warrant hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock or upon exercise of the Warrant. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock or the Warrant hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

          5C. Subsidiaries; Investments. The attached "Subsidiary Schedule" correctly sets forth the name of each Subsidiary, the jurisdiction of its organization and the Persons owning the membership interests of such Subsidiary. Each Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its organization, possesses all requisite limited liability company power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. The Company has made all contributions required to date pursuant to the operating agreement for each Subsidiary, and all membership interests are owned by the Company free and clear of any Lien and, except as described on the Subsidiary Schedule, are not subject to any option or right to purchase any such membership interests. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          5D. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Warrant, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party and the filing of the Articles of Amendment have been duly authorized by the Company. This Agreement, the Warrant, the Registration Agreement, the Restated Articles of Incorporation, as amended, the Articles of Amendment and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock and the Warrants hereunder, the issuance of the Common Stock upon conversion of the Preferred Stock, the issuance of the Series A Preferred upon conversion of the Series B Preferred, the issuance of Warrants hereunder, the issuance of Common Stock upon exercise of Warrants, the filing of the Articles of Amendment and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Articles of Amendment or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any material agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

          5E. Financial Statements. Attached hereto as the "Financial Statements Schedule" are the following financial statements:

               (i) the audited balance sheet of the Company as of December 31, 1995 and the related statement of operations and cash flows (or the equivalent) for the twelve-month period then ended; and

              (ii) the unaudited balance sheet of the Company as of September 30, 1996 (the "Latest Balance Sheet"), and the related statement of operations and cash flows (or the equivalent) for the nine-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied.

           5F. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          5G. No Material Adverse Change. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

          5H.  Absence of Certain Developments.

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary have

               (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

               (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

               (c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

               (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

               (f) sold, assigned or transferred any of its tangible assets, including any sale-leaseback transactions, except in the ordinary course of business, or canceled any debts or claims;

               (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets;

               (h) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

               (i) made capital expenditures or commitments therefor in excess of $150,000;

               (j) made any loans or advances to, guarantees for the benefit of, or any Investments (other than Permitted Investments) in, any Persons in excess of $200,000 in the aggregate;

               (k) made any charitable contributions or pledges in excess of $10,000 in the aggregate;

               (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $10,000, whether or not covered by insurance;

               (m) made a ny Investment in or taken steps to incorporate any Subsidiary; or

               (n) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business.

          (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

          5I. Assets. Except as set forth on the attached "Assets Schedule," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, all of the material properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter. Except as described on the Assets Schedule, the Company's and each Subsidiary's material equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted.

          (i) Owned Properties. The Assets Schedule sets forth a list of all owned real property (the "Owned Real Property") used by the Company or any Subsidiary in the operation of the Company's business. Except as set forth on the Assets Schedule, with respect to each such parcel of Owned Real Property:
(a) such parcel is free and clear of all encumbrances, except Permitted Encumbrances; (b) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and (c) there are no outstanding actions or rights of first refusal to purchase such parcel, or any portion thereof or interest therein.

          (ii) Leased Properties. The Assets Schedule sets forth a list of all of the leases and subleases ("Leases") of real property in which the Company or any subsidiary has a leasehold and subleasehold interest (the "Leased Real Property") (the Owned Real Property and the Leased Real Property are collectively referred to herein as the "Real Property"). Each of the Leases are in full force and effect and the Company holds a valid and existing leasehold or subleasehold interest under each of the Leases. The Company has delivered to Purchaser true, correct, complete and accurate copies of each of the Leases described in the Assets Schedule. Except as described on the Assets Schedule, with respect to each Lease listed on the Assets Schedule: (a) the Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (c) neither the Company nor any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease;
(d) no party to the Lease has repudiated any provision thereof; (e) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease;
(f) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Purchaser; (g) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease; and (h) the purchase and transfer of stock and warrants of the Company, as contemplated by this Agreement, will not require the consent of the landlords or any other party under the Leases or Seller shall obtain all necessary consents prior to the Closing. Purchaser acknowledges that the Company subleases the operation of the beauty salon at each property to a third party.

          (iii) Real Property Disclosure. Except as disclosed on the Assets Schedule, there is no real property leased or owned by the Company or any subsidiary and used in the Company's business.

          (iv) No Proceedings. There are no pending or, to the best of the Company's knowledge, threatened proceedings in eminent domain or other similar proceedings affecting any portion of the Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending or, to the best of the Company's knowledge, threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Real Property.

          (v) Current Use. The current use or occupancy of the Real Property does not violate in any material respect any instrument of record or agreement affecting such Real Property or any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Real Property. No damage or destruction has occurred with respect to any of the Real Property that, individually or in the aggregate, has had or resulted in, or will have or result in, a material adverse effect on the operation of the Company's business.

          (vi) Condition and Operation of Improvements. All buildings and all components of all buildings, structures and other improvements included within the Owned Real Property (the "Improvements"), are in good condition and repair and are adequate to operate such facilities as currently used. To the best of the Company's knowledge and belief, there are no facts or conditions affecting any of the Improvements and the Leased Real Property which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof as currently used, occupied or operated or intended to be used, occupied or operated. To the best of the Company's knowledge and belief, there are no material structural deficiencies or latent defects affecting any Improvements. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated. Each such utility or other service is provided by a public or private utility or service company and enters the Owned Real Property from an adjacent public street or valid private easement owned by the supplier of such utility or other service. Each Improvement has direct access to a public street adjoining the Real Property on which such Improvement is situated over the driveways and accessways currently being used in connection with the use and operation of such Improvement and no existing accessway crosses or encroaches upon any property or property interest not owned by the Company. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Owned Real Property.

          (vii) Permits. All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities having jurisdiction over the Real Property, required or appropriate to have been issued to the Company to enable the Real Property in all material respects to be lawfully occupied and used for all of the purposes for which it is currently occupied and used, have been obtained by the Company and, to the Company's best knowledge, have been lawfully issued and are, as of the date hereof, in full force and effect, with no suspension, revocation or modification of any Real Property Permit pending or threatened.

          (viii) Compliance with Laws. The Real Property is in full compliance with all applicable building, zoning, subdivision, health and safety and other land use and similar laws affecting the Real Property (collectively, the "Real Property Laws"), and the Company has not received any notice of violation or claimed violation of any Real Property Law. To the best of the Company's knowledge, there is no pending or anticipated change in any Real Property Law that will have or result in a material adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Properties or any portion thereof. No current use by the Company of the Real Properties is dependent on a nonconforming use or other approval from a governmental authority, the absence of which would significantly limit the use of any of the properties or assets in the operation of the Company's business.

          5J.       Tax Matters.

          (i) Except as set forth on the attached "Taxes Schedule": the Company and each Subsidiary have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company, each Subsidiary have paid in all material respects all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company and each Subsidiary shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any Subsidiary, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims raised or made by any taxing authority concerning the Company's or any Subsidiary's Tax liability.

          (ii) Neither the Company nor any of its Subsidiaries has made an election under (S)341(f) of the Internal Revenue Code of 1986, as amended. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treasury Regulation (S) 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company, each Subsidiary have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC
(S)6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC (S)280G.

          (iii) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employ ment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          5K.       Contracts and Commitments.

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," neither the Company nor any Subsidiary is a party to or bound by any written or oral:

               (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrange ments;

               (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or Affiliates;

               (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

               (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

               (e)  guarantee of any obligation;

               (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

               (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

               (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,000;

               (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

               (j) warranty agreement with respect to its services rendered or its products sold or leased;

               (k) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

               (l)  sales, distribution or franchise agreement;

               (m) material agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty;

               (n) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (o) any other agreement which is material to its operations or relating to the acquisition of additional properties.

          (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them on or prior to the date of this Agreement and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such material obligations; and neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which it is a party.

          (iii) The Company has delivered or made available to the Purchasers' special counsel a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

          5L.  Intellectual Property Rights.

          (i) The attached "Intellectual Property Schedule" contains a complete and accurate list of all (a) material patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) material pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) material unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property

Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted free and clear of all Liens.

          (ii)      Except as set forth on the Intellectual Property Schedule,
(a) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no valid grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party) and (d) to the best of the Company's knowledge, the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons.

          5M. Litigation, etc. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowl-edge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency.

          5N. Brokerage. Except for the fees that will be payable by the Company to each of Needham & Company, Inc. and Coopers & Lybrand L.L.P. in connection with the transactions contemplated by this Agreement, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5O. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

          5P. Insurance. The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its material obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the Insurance Schedule, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          5Q. Employees. The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Except as set forth on the attached "Employees Schedule," neither the Company, its Subsidiaries nor, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

          5R. ERISA. Except as set forth on the attached "Employee Benefits Schedule":

          (i) Multiemployer Plans. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

          (ii) Retiree Welfare Plans. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

          (iii) Defined Benefit Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

          (iv) Defined Contribution Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

          (v) Other Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

          (vi) The Company. For purposes of this paragraph 5R, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

          5S.  Compliance with Laws.

          (i) Neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation.

          (ii) Neither the Company or any Subsidiary nor their officers and employees, nor any persons who provide professional services under agreements with the Company or its Subsidiaries have engaged in any activities which are prohibited under any laws related to the operation of the business of the Company or any Subsidiary, or the regulations promulgated pursuant to such laws, including, without limitation, the following activities:

               (a) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

               (b) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

               (c) presenting or causing to be presented a claim for reimbursement for services under Medicare, Medicaid, or other state health care programs that is for an item or service that is (i) not provided as claimed, or (ii) false or fraudulent;

               (d) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, regardless of whether there was intent to fraudulently secure such benefit or payment;

               (e) offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or other state health care program, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or other state health care program;

               (f) making a payment, directly or indirectly, to a physician as an inducement to reduce or limit services to individuals who are under the direct care of the physician and who are entitled to benefits under Medicare, Medicaid, or other state health care programs;

               (g) providing to any person information that is false or misleading that could reasonably be expected to influence the decision when to discharge a patient from a facility;

               (h) making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for Medicare, Medicaid or other state health care program certification, (ii) information required to be provided under (S) 1124A of the Social Security Act (42 U.S.C. (S) 1320a-3), or (iii) information otherwise required by Medicare Regulations, Medicaid Regulations, or Other Healthcare Regulations; and

               (i) charging money or other consideration for any Medicaid service at a rate in excess of the rates established by the state, or charging, soliciting, accepting or receiving, in addition to amounts paid by Medicaid, any gift money, donation or other consideration as a precondition of admitting a patient or as a requirement for the patient's continued stay in a facility.

          5T.  Environmental and Safety Matters.

          (i) For purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation); "Release" shall have the meaning set forth in CERCLA (as defined below); and

"Environmental Lien" shall mean any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company or any Subsidiary arising under any Environmental and Safety Requirements.

          (ii)      Except as set forth on the attached "Environmental
Schedule":

               (a) The Company and its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor its Subsidiaries have received any written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or its Subsidiaries or any of their properties or facilities, except for any such noncompliance, liability or obligation which has not had or would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.

               (b) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses, except for any such failure to obtain or comply which has not had or would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. A list of all such permits, licenses and other authorizations which are material to the Company and its Subsidiaries is set forth on the attached Environmental Schedule.

               (c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company and its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

               (d) None of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries:

               (1) underground storage tanks or surface impoundments;

               (2) asbestos-containing materials in any form or condition; or

               (3) materials or equipment containing polychlorinated biphenyls.

               (e) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety Requirements except for any liabilities which would not reasonably be expected to have a material adverse effect.

               (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company or its Subsidiaries shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage, except for any such noncompliance, obligation or liability which has not had or would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.

               (g) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any material liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

               (h) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

          5U. Affiliated Transactions. Except as set forth on the attached "Affiliated Transactions Schedule," no officer, director, employee, stockholder or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          5V. Medicare and Medicaid Matters. Except as set forth on the "Healthcare Schedule":

            (i) neither the Company nor any of its Subsidiaries (nor, as applicable, each facility owned, managed or leased by the Company and its Subsidiaries) currently receives or has in the past (while under the control or management of the Company) received any reimbursements under the Medicare program ("Medicare") or is or has in the past been required to have a Medicare Provider Agreement or is or has in the past been required to obtain or maintain a Medicare Certification;

          (ii) the Company and each of its Subsidiaries (and, as applicable, each facility of the Company and its Subsidiaries) is certified for participation in the Medical Assistance ("Medicaid") program for the state in which it is located, has a current and valid Medicaid Provider Agreement, and the Company (and, as applicable, each facility of the Company and its Subsidiaries has obtained and maintains the Medicaid Certification necessary for capital reimbursement of the Company's assets;

          (iii) neither the Company nor any Subsidiary nor the respective officers and directors of the Company and its Subsidiaries (acting in their individual and non-representative capacities), nor Persons who provide professional services under agreements with the Company or its Subsidiaries, have engaged in any activities which (i) could subject such Person to sanctions under 42 U.S.C. (S) 1320a-7 or (ii) at the time such activities were engaged in were prohibited under Federal Medicare and Medicaid statutes, 42 U.S.C. (S)(S) 1320a-7 and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct;

          (iv) neither the Company nor any Subsidiary has received notice from any Authority of any pending or threatened investigations or surveys, and neither the Company nor any Subsidiary has any reason to believe that any such investigations or surveys are pending, threatened or imminent; and

          (v) the Company and its Subsidiaries have complied with all applicable Medicare Regulations, Medicaid Regulations, and Other Healthcare Regulations and have filed all returns, cost reports and other filings in any manner prescribed. All returns, cost reports and other filings made by the Company and its Subsidiaries to Medicare, Medicaid or any other Authority are true and complete. No deficiency in any such returns, cost reports and other filings, including deficiencies for late filings, has been asserted or threatened by any Authority, and to the best of the company's knowledge, after reasonable investigation, there is no basis for any claims or requests for reimbursement from any Authority. Neither the Company nor any of its Subsidiaries has been subject to any audit relating to fraudulent Medicare or Medicaid procedure or practices.

          5W. Reports with the Securities and Exchange Commission. The Company has furnished the Purchasers with complete and accurate copies of its annual report on Form 10-K for its most recent fiscal year, all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent annual report on Form 10-K and its most recent annual report to its shareholders. At their respective times of filing with the Securities and Exchange Commission, such reports and filings did not contain any material false statements or any misstatement of any material fact and did not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

          5X. Disclosure. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby (the "Disclosed Information") contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to Purchaser by the Company, the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date of the projections. There is no fact which the Company has not disclosed to Purchaser in writing and of which any of its officers or directors is aware and which has had or would reasonably be expected to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

      5Y. Real Property Holding Corporation. Since its date of incorporation, the Company has not been, and as of the date of the Closing shall not be, a "United States real property holding corporation", as defined in Section 897(c)(2) of the IRC and in Section 1.897-2(b) of the Treasury Regulations. The Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

      5Z. Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

      5AA. Forward-Looking Information. The Company believes that the Disclosed Information contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth in the "Risk Factors" section of the Company's Prospectus related to its initial public offering and in the reports filed by the Company pursuant to the Securities Exchange Act of 1934. Many of these factors are beyond the Company's control, and they include the risk that the Company will be unable to locate suitable sites for the development of new assisted living facilities, risks relating to the inability to obtain, or delays in obtaining, necessary zoning, land use, building, occupancy and other required governmental permits and authorizations, risks that financing may not be available to the Company on satisfactory terms, environmental risks, risks that construction costs may exceed original estimates, risks that construction and lease-up may not be completed on schedule, risks that occupancy rates at a newly completed community may not be achieved or be sustained at expected levels and risks relating to the competitive environment for development.

          Section 6. Definitions.
                     ------------

          6A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Authority" means any Governmental Agency, JCAHO, Medicare, Medicaid, any member of the Blue Cross and Blue Shield Association, private insurance company, health maintenance organization, preferred provider organization, exclusive provider organization, alternative delivery system, managed care system, the Civilian Health and Medical Program of the Uniformed Services, other third-party payor, other industry group or any other agency, group, instrumentality or authority having contractual or mandatory authority in respect of the business of the Company or any Subsidiary.

          "Competitor" means any Person that directly or indirectly derives a substantial portion of its revenue or income from the provision of accommodations or health care to the elderly.

          "Event of Noncompliance" has the meaning set forth in the Articles of Amendment.

          "Governmental Agency" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body.

          "HCFA" means the Healthcare Financing Administration of HHS and any Person succeeding to the functions thereof.

          "HHS" means the Department of Health and Human Services and any Person succeeding to the functions thereof.

          "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, speci-fications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.

          "JCAHO" means the Joint Commission for Accreditation of Healthcare Organizations or any Governmental Authority succeeding to the functions thereof.

          "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Medicaid Certification" means certifications by HCFA or a state agency or entity under contract with HCFA that the facility fully complies with all the conditions of participation set forth in Medicaid Regulations.

          "Medicaid Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. (S)(S) 1396, et seq.) and any statutes succeeding thereto; (ii) all orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in clause
(i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (i) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing, in each case as may be amended, supplemented or otherwise modified from time to time.

          "Medicare Certification" means certifications by HCFA or a state agency or entity under contract with HCFA that the facility fully complies with all the conditions of participation set forth in Medicare Regulations.

          "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1395, et seq.) and any statutes succeeding thereto, together with all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing, in each case as may be amended, supplemented or otherwise modified from time to time.

          "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer on behalf of the Company, stating that
(i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Other Healthcare Regulations" means, collectively, all statutes, rules (including, without limitation, rules of professional conduct), regulations, manuals, orders and guidelines of all Authorities, other than Medicare Regulations and Medicaid Regulations, relating to the operation of hospitals, healthcare or insurance.

          "Permitted Debt Securities" means any convertible debt securities, the proceeds from the sale of which are used for the purchase, lease, development or construction of additional assisted living facilities and assets used in connection therewith.

          "Permitted Encumbrances" shall mean: (a) statutory liens for current taxes or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics, carriers workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Company's business; (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used in connection with the Company's business; and (e) the Lease with respect to any Leased Real Property.

          "Permitted Indebtedness" means any indebtedness for borrowed money incurred or assumed in connection with (i) the purchase, lease, development or construction of additional assisted living facilities, (ii) the refinancing of any indebtedness set forth on the attached "Contracts Schedule" or described in clause

(i) above, or (iii) a line of credit with a financial institution for up to $5,000,000 for working capital purposes.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Restricted Securities" means (i) the Preferred Stock issued hereunder, (ii) the Warrant issued hereunder, (iii) the Common Stock issued upon conversion of Preferred Stock or upon exercise of the Warrant and (iv) any securities issued with respect to the securities referred to in clauses (i),
(ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7C have been delivered by the Company in accordance with paragraph 4B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7C.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Treasury Regulations" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock or upon exercise of the Warrant and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock or Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock or exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock or exercise of the Warrants, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

          "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          Section 7. Miscellaneous.
                     --------------

          7A. Expenses. The Company shall pay, and hold Purchaser and all holders of Preferred Stock, Warrants and Underlying Common Stock harmless against liability for the payment of, (i) the reasonable fees and expenses of its special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the reasonable expenses incurred by Purchaser in connection with its due diligence review of the Company, in each case which shall be payable at the Closing, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Restated Articles of Incorporation, as amended or the Articles of Amendment, (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of Series A Preferred or exercise of the Warrant, (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby, the Restated Articles of Incorporation, as amended, the Warrants and the

Articles of Amendment, and (v) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

          7B. Remedies. Each holder of Preferred Stock and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Restated Articles of Incorporation, as amended and the Articles of Amendment and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7C. Purchaser's Representations.
              ---------------------------

          (i) Authorization. Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

          (ii) Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon its representation to the Company that the Restricted Securities to be received by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Restricted Securities.

          (iii) Disclosure of Information. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Restricted Securities. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Restricted Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 of this Agreement or the right of Purchaser to rely thereon.

          (iv) Investment Experience. Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Restricted Securities. Purchaser also represents it has not been organized for the purpose of acquiring the Restricted Securities.

          (v) Accredited Investor. Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

          (vi) Brokerage. Assuming the Company's representations in paragraph 5N are accurate, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Purchaser.

          (vii) Restricted Securities. Purchaser understands that the Restricted Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933 only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          (viii) Legend. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on December 16, 1996, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Preferred Stock and Warrant Purchase Agreement, dated as of December 16, 1996, and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          7D. Treatment of the Preferred Stock. The Company covenants and agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports. The Company acknowledges and agrees that the increased dividend rate on the Preferred Stock provided for in the Articles of Amendment upon the occurrence of certain Events of Noncompliance has been negotiated by (and is intended by) the Company and the Purchasers as a reasonable increase in yield necessitated by the increased risk to the holders of the Preferred Stock which would arise upon any such occurrence.

          7E. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least 66 2/3% of the outstanding Preferred Stock; provided that if there is no Preferred Stock outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of at least 66 2/3% of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Preferred Stock, Warrant or Underlying Common Stock or any delay in exercising any rights hereunder or under the Restated Articles of Incorporation, as amended or Articles of Amendment shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Preferred Stock or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

          7F. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

          7G. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Preferred Stock, the Warrant or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock, such Warrant or such Underlying Common Stock.

          7H. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7I. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7J. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7K. Governing Law. The corporate law of the State of Oregon shall govern all issues and questions concerning the relative rights and obligations of the Company and its stock holders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          7L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Purchaser and to the Company at the addresses indicated below:

          To Purchaser:

                    Prudential Equity Investors, Inc.
                    Attn:  Dana J.  O'Brien
                    717 Fifth Avenue, 11th Floor
                    New York, NY 10022

          To the Company:

               Before December 27, 1996:

                    Regent Assisted Living, Inc.
                    Attn: Chief Financial Officer
                    2260 U.S. Bancorp Tower
                    111 S.W. Fifth Avenue
                    Portland, OR 97204

               After December 27, 1996:

                    Regent Assisted Living, Inc.
                    Attn: Chief Financial Officer
                    121 S.W. Morrison, Suite 1000
                    Portland, OR 97204

               At any time with a copy to:

                    Stoel Rives LLP
                    Attn:  Mr. Todd A. Bauman
                    900 S.W. Fifth Avenue, Suite 2300
                    Portland, OR 97204-1268

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          7M. Consideration for Warrants. Purchaser and the Company acknowledge and agree that the fair market value of the Preferred Stock issued hereunder is $9,950,000 and the fair market value of the Warrant issued hereunder is $50,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Warrant shall be allocated as set forth in paragraph 1B. Purchaser and the Company shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any taxing authority.

          7N. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          7O. Indemnification.

        (i) General. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Preferred Stock and Warrant hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Purchaser and each other holder of Preferred Stock or Warrant and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification here under is sought), and including reasonable attorneys' fees and disbursements (except for fees of counsel in connection with the preparation for or attendance at a deposition) (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Warrant, the Registration Agreement or the Stockholders Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Warrant, the Registration Agreement or the Stockholders Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, other than a cause of action, suit or claim brought or made by a Person affiliated with the Indemnitee or by or on behalf of the Company, except for any such Indemnified Liabilities arising on account of the particular Indemnitee's gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (ii) Environmental Liabilities. Without limiting the generality of the indemnity set out in paragraph 7O(i) above, the Company shall defend, protect, indemnify and hold harmless Purchaser and all other Indemnitees from and against any and all actions, causes of action, suits, liabilities, penalties, fees, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, each Purchaser or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company, any Subsidiary, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any liabilities, penalties, fees, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, the Company or any Subsidiary.

                                 *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       REGENT ASSISTED LIVING, INC.


                                       By ---------------------------

                                           President
                                       Its --------------------------

                                       PRUDENTIAL PRIVATE EQUITY
                                        INVESTORS III, L.P.

                                       By Prudential Equity Investors, Inc.
                                       Its General Partner

                                       By Cornerstone Equity
                                        Investors, L.L.C.
                                       Its Investment Adviser


                                       By ---------------------------

                                       Its --------------------------

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       REGENT ASSISTED LIVING, INC.


                                       By ---------------------------

                                       Its --------------------------

                                       PRUDENTIAL PRIVATE EQUITY
                                         INVESTORS III, L.P.

                                       By Prudential Equity Investors, Inc.
                                       Its General Partner

                                       By Cornerstone Equity
                                          Investors, L.L.C.
                                       Its Investment Adviser


                                       By ---------------------------

                                           Senior Managing Director
                                       Its --------------------------

                          LIST OF DISCLOSURE SCHEDULES

                 Capitalization Schedule
                 Subsidiary Schedule
                 Financial Statements Schedule
                 Liabilities Schedule
                 Developments Schedule
                 Assets Schedule
                 Taxes Schedule
                 Contracts Schedule
                 Intellectual Property Schedule
                 Litigation Schedule
                 Insurance Schedule
                 Employees Schedule
                 Employee Benefits Schedule
                 Environmental Schedule
                 Affiliated Transactions Schedule
                 Healthcare Schedule

                            CAPITALIZATION SCHEDULE
                                  Section 5B

OPTIONS GRANTED ON BOWEN SHARES:


Grantee          Grant Date          Expiration Date          Number of Shares          Price

Jim Ekberg       12-26-95            12-26-05                 50,000                    $6.00
Eric Jacobsen    12-26-95            12-26-05                 85,000                    $6.00
Steve Gish       12-26-95            12-26-05                 25,000                    $6.00
Dennis Parfitt   12-26-95            12-26-05                 5,000                     $8.00
Greg Roderick    12-26-95            12-26-05                 5,000                     $8.00


OPTIONS GRANTED UNDER 1995 STOCK INCENTIVE PLAN:


Grantee                        Grant Date          Expiration Date               Number of Shares          Price

Jim Ekberg                     12-26-95            12-26-05                      75,000                    $7.50
                               2-20-96             2-20-06                       25,000                    $5.75
                               11-18-96            11-18-06                      25,000                    $4.00

Eric Jacobsen                  12-26-95            12-26-05                      75,000                    $7.50
                               11-18-96            11-18-06                      25,000                    $4.00

Steve Gish                     12-26-95            12-26-05                      25,000                    $7.50
                               2-20-96             2-20-06                       10,000                    $5.75
                               11-18-96            11-18-06                      25,000                    $4.00

Greg Roderick                  12-26-95            12-26-05                      5,000                     $7.50
                               2-20-96             2-20-06                       2,500                     $5.75
                               11-18-96            11-18-06                      5,000                     $4.00

David Gibson                   3-20-96             3-20-06                       10,000                    $6.00
                               11-18-96            11-18-06                      10,000                    $4.00

Nancy Hubbard                  2-20-96             2-20-06                       5,000                     $5.75

Georgia Bialon                 10-21-96            10-21-06                      5,000                     $5.25

Dr. Marvin Hausman             3-11-96             3-11-06                       50,000                    $5.50
                               3-28-96             3-28-06                       2,000                     $5.25

Peter Brix                     12-26-96            12-26-06                      2,000                     $7.50

Gary Maffei                    12-26-96            12-26-06                      2,000                     $7.50

Corey Smith                    2-20-96             2-20-06                       2,000                     $5.75

WARRANTS GRANTED IN CONNECTION WITH INITIAL PUBLIC OFFERING:

Grantee                        Grant Date          Expiration Date               Number of Shares          Price

John Lillicrop                 12-26-96            12-26-01                      7,000                     $9.00

Laura Black                    12-26-96            12-26-01                      10,500                    $9.00

Lawrence Black                 12-26-96            12-26-01                      24,500                    $9.00

Black & Company                12-26-96            12-26-01                      28,000                    $9.00

                              SUBSIDIARY SCHEDULE
                                  Section 5C

1. The Regent Northshore House, L.L.C. is an Oregon limited liability company, qualified to transact business in Washington, and is owned 50 percent by Regent and 50 percent by The Northshore House, L.L.C. Each member has a right of first refusal to purchase the other member's interest upon a desired transfer. Furthermore, if a member is required to make an additional capital contribution, does not do so and the other member makes the contribution for them, the defaulting member's interest is pledged as security for the loan and the interest is subject to foreclosure.

2. Regent/Rio Rancho, LLC is an Oregon limited liability company and its application to become qualified to transact business in New Mexico is pending. Regent owns a 90 percent membership interest and the remaining 10 percent interest is owned by Arrellaga Development Group. Each member has a right of first refusal to purchase the other member's interest upon a desired transfer. Also, Regent has the right to purchase Arrellaga's interest at will.

                         FINANCIAL STATEMENTS SCHEDULE
                                  Section 5E


Attached hereto are the following:

         1.  Audited December 31, 1995, balance sheet;

         2.  Statement of operations for twelve months ended December 31, 1995;

         3.  Statement of cash flows for twelve months ended December 31, 1995;

         4.  Unaudited September 30, 1996, balance sheet;

         5.  Statement of operations for nine months ended September 30, 1996;
             and

         6.  Statement of cash flows for nine months ended September 30, 1996.

Regent Assisted Living, Inc. (The Company)
Regent Assisted Living Group (Predecessor)
Balance Sheets


                                                                                     Predecessor               \\     The Company
                                                                             -------------------------------   \\     --------------
                                                                              December 31,     December 31,    \\      December 31,
                                                                                 1994             1995         \\         1995
                                                                             --------------   --------------   \\     --------------
                                                                                                               \\
                         ASSETS                                                                                \\
                                                                                                               \\
Current assets:                                                                                                \\
  Cash and cash equivalents                                                  $     566,028    $    8,419,491   \\     $  7,585,952
  Investments                                                                                      1,952,542   \\        1,952,542
  Accounts receivable                                                               71,623           285,336   \\          115,736
  Prepaid expenses                                                                   7,922            77,928   \\           77,928
                                                                             -------------    --------------   \\     ------------
                                                                                                               \\
    Total current assets                                                           645,573        10,735,297   \\        9,732,158
                                                                                                               \\
Property and equipment, net                                                     10,736,279         8,520,270   \\        7,927,331
Restricted cash                                                                                       76,364   \\           76,364
Other assets                                                                       374,068           704,307   \\          450,757
                                                                             -------------    --------------   \\     ------------
                                                                                                               \\
    Total assets                                                             $  11,755,920    $   30,036,238   \\     $ 18,186,610
                                                                             =============    ==============   \\     ============
                                                                                                               \\
                            LIABILITIES                                                                        \\
                                                                                                               \\
Current liabilities:                                                                                           \\
  Accounts payable and other accrued expenses                               $      314,000    $    1,237,547   \\     $    892,599
  Accrued payroll                                                                  164,412           290,139   \\           82,865
  Accrued interest                                                                 250,977           173,483   \\           33,939
  Current portion of note payable to an owner                                      541,342           123,774   \\
  Current portion of long-term debt                                                226,887           369,491   \\           76,284
                                                                             -------------    --------------   \\     ------------
                                                                                                               \\
    Total current liabilites                                                     1,497,618         2,194,434   \\        1,085,687
                                                                                                               \\
Long-term note payable to an owner                                               1,674,461           135,441   \\
Long-term debt                                                                  15,048,448        24,022,919   \\        6,023,716
Other liabilities                                                                  318,452           424,512   \\          417,005
                                                                             -------------    --------------   \\     ------------
                                                                                                               \\
    Total liabilities                                                           18,538,979        26,777,306   \\        7,526,408
                                                                             -------------    --------------   \\     ------------
                                                                                                               \\
Commitments (Note 6)                                                                                           \\
                                                                                                               \\
     PARTNERS'/SHAREHOLDERS' EQUITY (DEFICIT)                                                                  \\
                                                                                                               \\
Preferred stock, no par value, 5,000,000 shares authorized;                                                    \\
  no shares issued and outstanding                                                                             \\
Common stock, no par value, 25,000,000 shares authorized;                                                      \\
  4,633,000 shares issued and outstanding                                                                      \\       10,758,703
Accumulated deficit                                                                                            \\          (98,501)
Partners'/shareholders' equity (accumulated deficit)                            (6,783,059)        3,258,932   \\
                                                                             -------------    --------------   \\     ------------
                                                                                                               \\
  Total partners'/shareholders' equity (deficit)                                (6,783,059)        3,258,932   \\       10,660,202
                                                                             -------------    --------------   \\     ------------
                                                                                                               \\
  Total liabilities and partners'/shareholders' equity                       $  11,755,920    $   30,036,238   \\     $ 18,186,610
                                                                             ==============   ==============   \\     ============

The accompanying notes are an integral part of these financial statements.



Regent Assisted Living, Inc. (The Company)
Regent Assisted Living Group (Predecessor)
Statement of Operations

                                                                                                 The Company
                                                                Predecessor                      ------------
                                               -------------------------------------------       Year ended
                                                          Years ended December 31,               December 31,
                                                   1993           1994            1995              1995
                                               -----------     -----------     -----------       ------------
Revenues:
  Rental and service                           $ 8,649,828     $ 8,790,788     $ 9,819,535        $  237,501
  Management fee                                   157,521         257,160         319,274           789,118
                                               -----------     -----------     -----------        ----------

    Total revenues                               8,807,349       9,047,948      10,138,809         1,026,619
                                               -----------     -----------     -----------        ----------

Operating expenses:
  Residence operating expenses                   5,674,406       5,751,141       5,871,676           202,513
  General and administrative                       563,574         651,958         813,139           818,740
  Depreciation and amortization                    607,943         582,795         642,025            15,893
                                               -----------     -----------     -----------        ----------
    Total operating expenses                     6,845,923       6,985,894       7,326,840         1,037,146
                                               -----------     -----------     -----------        ----------
Operating income (loss)                          1,961,426       2,062,054       2,811,969           (10,527)

Interest income                                      8,966          12,526          48,304             9,642
Interest expense                                (1,709,313)     (1,686,388)     (1,780,909)          (67,616)
Other income, net                                   22,288           1,760         162,517
                                               -----------     -----------     -----------        ----------
    Net income (loss)                          $   283,367     $   389,952     $ 1,241,881        $  (68,501)
                                               ===========     ===========     ===========        ==========
Unaudited pro forma data:
  Net income (loss)                            $   283,367     $   389,952     $ 1,241,881        $  (68,501)
  Pro forma (provision) benefit for
    income taxes (Note 7)                         (108,000)       (148,000)       (472,000)           26,000
                                               -----------     -----------     -----------        ----------

      Pro forma net income (loss)              $   175,367         241,952         769,881        $  (42,501)
                                               ===========     ===========      ==========        ==========
      Pro forma per share net income (loss)    $      0.06     $      0.08      $     0.25        $    (0.01)
                                               ===========     ===========      ==========        ==========
     Weighted average common
        shares outstanding                       3,000,000       3,000,000       3,026,844         3,026,544
                                               ===========      ==========      ==========        ==========

The accompanying notes are an integal part of these financial statements.

Regent Assisted Living, Inc. (The Company)
Regent Assisted Living Group (Predecessor)
Statements of Cash flows

                                                                                                                  The Company
                                                                                      Predecessor                 ------------
                                                                         --------------------------------------    Year ended
                                                                                Years ended December 31,          December 31,
                                                                             1993         1994         1995           1996
                                                                         -----------   ---------   ------------   ------------
Cash flows from operating activities:
  Net income (loss)                                                      $   283,367   $ 389,952   $  1,241,881   $   (68,501)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization                                            607,943     582,795        642,025        15,893
    Changes in other noncash items:
      Accounts receivable                                                     17,128       8,350       (213,713)     (115,736)
      Prepaid expenses                                                         1,779         479        (70,006)      (77,928)
      Restricted cash                                                                                   (76,364)      (76,364)
      Other assets                                                            (2,435)     18,469         43,076        19,828
      Accounts payable and other accrued expenses                            118,317     (92,329)       923,547       892,599
      Accrued payroll                                                         19,425         (60)       125,727        82,865
      Accrued interest                                                        49,743      28,684        (77,494)       33,939
      Other liabilities                                                       54,612      41,817        106,060        77,505
                                                                         -----------   ---------   ------------   -----------
    Net cash provided by operating activities                              1,149,879     978,157      2,644,739       784,100
                                                                         -----------   ---------   ------------   -----------
Cash flows from investing activities:
  Purchases of property and equipment                                       (159,881)   (271,321)    (7,926,016)   (7,443,224)
  Purchase of investments                                                                            (1,952,542)   (1,952,542)
                                                                         -----------   ---------   ------------   -----------
    Net cash used in investment activities                                  (159,881)   (271,321)    (9,878,558)   (1,952,542)
                                                                         -----------   ---------   ------------   -----------
Cash flows from financing activities:
  Proceeds from sale of stock                                                                        10,758,703    10,758,703
  Loan and lease fees                                                        (99,112)                  (373,315)     (131,085)
  Proceeds from issuance of long-term debt                                 8,851,140                 24,050,000     5,600,000
  Payments on long-term debt                                              (9,039,976)   (280,645)   (15,432,925)
  Repayment of notes payable to an owner                                    (435,732)   (148,465)    (1,956,588)
  Partner distributions/S corporation dividends                              (70,791)   (104,168)    (1,958,593)      (30,000)
                                                                         -----------   ---------   ------------   -----------
    Net cash provided by (used in) financing activities                     (794,471)   (533,278)    15,087,282    16,197,618
                                                                         -----------   ---------   ------------   -----------
    Net increase in cash and cash equivalents                                195,527     173,558      7,853,463     7,585,952

Cash and cash equivalents, beginning of period                               196,943     392,470        566,028         -
                                                                         -----------   ---------   ------------   -----------
Cash and cash equivalents, end of period                                 $   392,470   $ 568,028   $  8,419,491   $ 7,585,952
                                                                         ===========   =========   ============   ===========
Supplemental disclosure of non-cash investing and financing activities:
  Long-term debt incurred to acquire properly                            $      -      $    -      $    500,000   $   500,000
                                                                         ===========   =========   ============   ===========

The accompanying notes are an integral part of these financial statements.

                        PART I - FINANCIAL INFORMATION
                         ITEM 1 - FINANCIAL STATEMENTS

                  REGENT ASSISTED LIVING, INC. (The Company)
                           CONDENSED BALANCE SHEETS

                                                                           September 30,
                                                         December 31,          1996
                                                            1995            (Unaudited)
                                                         ------------      -------------
ASSETS
Current assets:
  Cash and cash equivalents                               $ 7,585,952        $ 4,530,627
  Investments                                               1,952,542
  Accounts receivable                                         115,736            116,684
  Prepaid expenses                                             77,928             76,616
                                                         ------------      -------------
    Total current assets                                    9,732,158          4,723,927

Property and equipment, net                                 7,927,331         12,618,160
Restricted cash                                                76,364            611,700
Other assets                                                  450,757            785,919
                                                         ------------      -------------
    Total assets                                          $18,186,610        $18,739,706
                                                         ============      =============

LIABILITIES
Current liabilities:
  Accounts payable and accrued expenses                   $   975,464        $ 1,442,186
  Accrued interest                                             33,939             39,298
  Current portion of long-term debt                            76,284             72,413
                                                         ------------      -------------
    Total current liabilities                               1,085,687          1,553,897

Long-term debt                                              6,023,716          5,974,387
Other liabilities                                             417,005            461,064
                                                         ------------      -------------
    Total liabilities                                       7,526,408          7,989,348
                                                         ------------      -------------
SHAREHOLDERS' EQUITY
Preferred stock, no par value 5,000,000 shares
  authorized; no shares issued and outstanding                    ---                ---
Common stock, no par value, 25,000,000 shares
  authorized; 4,633,000 shares issued and outstanding      10,758,703         10,758,703
Accumulated deficit                                           (98,501)            (8,345)
                                                         ------------      -------------
    Total shareholders' equity                             10,660,202         10,750,358
                                                         ------------      -------------
    Total liabilities and shareholders' equity            $18,186,610        $18,739,706
                                                         ============      =============

       The accompanying notes are an integral part of these condensed financial statements.


                                                        REGENT ASSISTED LIVING, INC. (The Company)
                                                      AND REGENT ASSISTED LIVING GROUP (Predecessor)
                                                            CONDENSED STATEMENTS OF OPERATIONS

                                                       (Unaudited)                                  (Unaudited)
                                            Predecessor           The Company            Predecessor           The Company
                                        ------------------    -------------------     -----------------      -----------------
                                        Three Months Ended     Three Months Ended     Nine Months Ended      Nine Months Ended
                                        September 30, 1995     September 30, 1996     September 30, 1995     September 30, 1996
                                        ------------------     ------------------     ------------------     ------------------
Revenues:
  Rental and Service                        $2,472,877             $3,323,145            $ 7,072,903              $9,715,818
  Management fee                                69,754                 43,179                222,228                 129,593
                                            ----------             ----------            -----------              ----------
    Total revenues                           2,542,631              3,366,324              7,295,131               9,845,411
                                            ----------             ----------            -----------              ----------
Operating expenses:
  Residence operating expenses               1,414,188              2,089,765              4,267,178               6,010,159
  General and administrative                   259,757                423,729                577,545               1,348,073
  Lease                                                               689,312                                      2,067,937
  Depreciation and amortization                167,898                 61,848                491,490                 180,979
                                            ----------             ----------            -----------              ----------
    Total operating expenses                 1,841,843              3,264,654              5,336,213               9,607,148
                                            ----------             ----------            -----------              ----------
Operating income                               700,788                101,670              1,958,918                 238,263

Interest income                                  8,712                 73,365                 18,477                 277,346
Interest expense                              (380,722)              (129,456)            (1,315,924)               (388,037)
Other income, net                                 (279)                 3,172                  1,014                  13,284
                                            ----------             ----------            -----------              ----------
    Income before income taxes                 328,499                 48,751                662,485                 140,856

Provision for income taxes                                             15,700                                         50,700
                                            ----------             ----------            -----------              ----------
    Net income                              $  328,499             $   33,051            $   662,485              $   90,156
                                            ==========             ==========            ===========              ==========
Per share net income                                               $     0.01                                     $     0.02
                                                                   ==========                                     ==========
Pro forma data:
Income before income taxes                  $  328,499                                   $   662,485
Pro forma provision for
  income taxes                                 124,800                                       251,700
                                            ----------                                   -----------
Pro forma net income                        $  203,699                                   $   410,785
                                            ==========                                   ===========
Pro forma per share net income              $     0.07                                   $      0.14
                                            ==========                                   ===========
Weighted average common
  shares outstanding                         3,000,000              4,633,000              3,000,000               4,633,000
                                            ==========             ==========            ===========              ==========

        The accompanying notes are an integral part of these condensed financial statements.

                  REGENT ASSISTED LIVING, INC. (The Company)
                AND REGENT ASSISTED LIVING GROUP (Predecessor)
                      CONDENSED STATEMENTS OF CASH FLOWS

                                                                 (Unaudited)
                                                     Predecessor             The Company
                                                  ------------------       ------------------
                                                  Nine Months Ended        Nine Months Ended
                                                  September 30, 1995       September 30, 1996
                                                  ------------------       ------------------
Cash Flows from operating activities:
 Net income                                         $    662,455                $    90,156
 Adjustments to reconcile net income
  to net cash provided by (used in)
  operating activities:
   Depreciation and amortization                         491,490                    180,979
   Changes in other non-cash items:
    Accounts receivable                                  (98,363)                      (948)
    Prepaid expenses                                     (21,338)                     1,312
    Restricted cash                                                                  49,364
    Other assets                                          40,641                   (140,756)
    Accounts payable and accrued
     expenses                                            107,049                    466,722
    Accrued interest                                    (110,226)                     5,359
    Other liabilities                                     31,347                     44,059
                                                    ------------                -----------

Net cash provided by operating activities              1,103,055                    696,247
                                                    ------------                -----------

Cash flows from investing activities:
 Maturity of investments                                                          1,952,542
 Purchases of property and equipment                                             (4,840,373)
 Other assets                                           (741,426)                  (163,591)
                                                    ------------                -----------

Net cash used in investing activities                   (741,426)                (3,051,422)
                                                    ------------                -----------

Cash flows from financing activities:
 Restricted cash                                                                   (584,700)
 Other assets                                                                       (62,250)
 Deferred stock offering costs                          (329,078)
 Accrued stock offering costs                            265,000
 Loan fees                                              (227,230)
 Proceeds from issuance of long-term
  debt                                                18,450,000
 Payments on long-term debt                          (15,363,715)                   (53,200)
 Repayment of notes payable to an
   owner, net                                         (1,527,341)
 Capital distributions                                (1,389,981)
                                                    ------------                -----------

Net cash used in financing activities                   (122,345)                  (700,150)
                                                    ------------                -----------

Net increase (decrease) in cash
 and cash equivalents                                    239,284                 (3,055,325)

Cash and cash equivalents,
 beginning of period                                     566,028                  7,585,952
                                                    ------------                -----------

Cash and cash equivalents,
 end of period                                      $    805,312                $ 4,530,627
                                                    ============                ===========

The accompanying notes are an integral part of these condensed financial statements.

                             LIABILITIES SCHEDULE
                             --------------------
                                  Section 5F

1. Office Lease, dated September 1, 1996, by and between the Company and Terrace Tower U.S.A., - Portland, Inc.

2. Tax liability resulting from the gain to be recognized from the October 24, 1996, sale of Sunshine Villa to Health Care Property Investors, Inc.

                             DEVELOPMENTS SCHEDULE
                             ---------------------
                                  Section 5H


a - b    Not applicable.

c. In connection with the sale/lease back of the Sunshine Villa community, the Company satisfied a loan to U.S. Bank in the approximate amount of $5,600,000.

d.       Not applicable.

e. The Folsom property is pledged to secure repayment of the $6,850,000 construction loan obtained from U.S. Bank of Oregon.

f. The Sunshine Villa community was sold to Health Care Property Investors, Inc. effective October 24, 1996, pursuant to the terms of a Contract of Acquisition and Bill of Sale. Coincident therewith, the Company entered into a Lease pursuant to which the Company leases the community on a long term basis.

g - h    Not applicable.

i. The Company (i) entered into a construction contract with Bowen Development Company to construct the Company's San Antonio facility,
         (ii) expended funds relative to the construction of the San Antonio and Folsom facilities in the approximate amount of $510,000 through November 30, 1996, (iii) expended approximately $270,000 through November 30, 1996, with respect to the development of facilities in the cities of Clovis, Tucson, Bakersfield, Henderson, Eugene, Kenmore, Vacaville, Austin, Law Vegas, Scottsdale, Tacoma, Corvallis, and Keizer, (iv) purchased building permits for the Roseville facility in the amount of $285,000, (v) purchased or agreed to purchase new furnishings, computer and telephone equipment, and ancillary items relative to the furnishing and equipping of the Company's new corporate office in the aggregate approximate amount of $150,000 and to pay for tenant improvements in the approximate amount of $200,000, (vi) purchased the Henderson (Pecos/Wigwam) property for $871,567, the Tucson property for $861,621, and the Company's interest in the Rio Rancho property for $650,000 (projected to close December 12, 1996),
         (viii) entered into agreements for the purchase of sites in Tacoma, Scottsdale-Desert Cove, and Corvallis (copies of which have been provided to Purchaser), (ix) signed a purchase order pursuant to which the Company will acquire 32 carousel whirlpool bathing units (total price $239,040). Furthermore, since November 30, 1996, the Company has continued to expend funds in the normal course of business, but in an amount not disproportionate to that set forth in items (ii) and (iii) above, relative to the construction and development of the Company's new facilities.

j - l    Not applicable.

m. The Company formed Regent/Rio Rancho, LLC as further described in the Subsidiary Schedule, and has continued to expend funds for the development of the Kenmore facility that will be owned by The Regent Northshore House, L.L.C., which amounts, through November 30, 1996, are approximately $70,000.

n.       See above.

                                ASSETS SCHEDULE
                                ---------------
                                  Section 5I


(i) The Company currently owns its Eugene, Clovis, Roseville, Folsom, Tucson, San Antonio, and Henderson (Pecos/Wigwam) properties. The Company acquired the Rio Rancho property on December 12, 1996, and will contribute its interest in that property to the capital of Regent/Rio Rancho, LLC. The Company has signed, but the documents are not effective, a Contract of Acquisition to sell its San Antonio property to Health Care Property Investors, Inc. Upon the transaction documents taking effect, the Company will have agreed to develop the San Antonio property and to lease it from Health Care Property Investors, Inc. The Regent Northshore House, L.L.C. has acquired the several parcels required for the development of the Kenmore, Washington facility.

(i)(a) The Folsom property is subject to a lien for the construction loan. Several mechanics and materialman liens are likely in effect with respect to the San Antonio property although the Company has made provision for payment of all construction related obligations in the ordinary course.

(i)(b)   Not applicable.

(i)(c) As set forth in the Subsidiary Schedule, certain rights exist between the members to acquire or foreclose upon the membership interest of the other in the Subsidiary.

(ii) The Company currently operates Regency Park, Sterling Park, and Sunshine Villa pursuant to operating leases. The Company is a sublessee of its current office space and has entered into a lease for its new corporate office space, which lease is dated September 1 but the Company's occupancy will be effective December 14, 1996. The Company has entered into a lease to operate the Boise facility upon its completion and, as set forth above, has entered into a similar lease with respect to the San Antonio property.

(iii) - (viii) Not applicable.

                                TAXES SCHEDULE
                                --------------
                                  Section 5J


Not aplicable.

                              CONTRACTS SCHEDULE
                                  Section 5K


(a) The Company has a 1995 Stock Incentive Plan. A schedule of all options issued pursuant to the plan is included in the Capitalization Schedule.


(b) The following persons are employed by the Company pursuant to employment agreements.

               Walter Bowen
               James Ekberg
               Eric Jacobsen
               Steven Gish
               David Gibson
               Gregory Roderick

(c)      Not applicable.

(d) The Folsom construction loan is secured by the Folsom property. The Kenmore property secures repayment of a loan obtained to finance the accumulation of all parcels necessary to develop the facility. The Company is obligor on a $500,000 note payable to Morrison Homes, Inc. Each of the three letters of credit provided to Health Care Property Investors, Inc. on the Company's Sunshine Villa, Boise, and San Antonio facilities is supported by a separate line of credit in the identical amount and is collateralized by a certificate of deposit with principal in the identical amount

(e)      Not applicable.

(f) See description of Leased Assets in the Assets Schedule. Furthermore, the Company manages the Park Place community which is owned by Northwest Retirement Housing Income Fund III, L.P., the general partners of which are Mr. Bowen and Bowen financial Services Corp. an Oregon corporation owned by Mr. Bowen.

(g) The Company leases the beauty salon at the Regency Park, Sterling Park, and Sunshine Villa communities to third party operators.

(h)      The Company is party to the following agreements:

              1. Development Agreement with Health Care Property Investors, Inc. pursuant to which the Company agrees to develop the Boise facility;

              2. Development Agreement with Health Care Property Investors, Inc. pursuant to which the Company agrees to develop the San Antonio facility (likely to become effective December 17, 1996);

              3. Construction Contracts with Bowen Development Company relative to construction of the Boise, Folsom, and San Antonio facilities;

              4. Architecture services agreements with Sodorstrom Architects and LRS Architects to prepare the plans of the Company's new facilities (copies not provided to Purchaser);

              5. Design contract with Warner Design to design the interiors of the Company's new facilities (copy not provided to Purchaser);

              6. Office Lease, dated September 1, 1996, by and between the Company and Terrace Tower U.S.A.,-Portland, Inc.;

              7. Purchase and Sale Agreements relative to the acquisition of the following properties: Vacaville, Gowen-Buffalo (Las Vegas), Tacoma, Scottsdale-Desert Cove, Scottsdale-Thunderbird, Corvallis, Rio Rancho, Bakersfield, and Austin;

              8. Purchase Order with Arjo, Inc. pursuant to which the Company will acquire 32 carousel whirlpool bathing units for a total price of $239,040 (copy not provided to purchaser);

              9. Assisted Living Facilities Contract with Oregon Department of Human Resources;

              10. Confidential Financial Services arrangements with Needham & Company, Inc. (copy not provided to Purchaser);

              11. Confidential engagement letter with Coopers & Lybrand, LLP relative to financial advisory services (copy not provided to Purchaser); and

              12. Engagement letters with various providers of legal and accounting services that, in the aggregate (whether with the same firm or among all firms), copies of which have not been provided to Purchaser.

(i) - (j) Not applicable.

(k)       See Warrants as described on Capitalization Schedule.

(l)       Not applicable.

(m) Development Agreements with Health Care Property Investors, Inc.; Construction Contracts with Bowen Development Company; The Company's Office Lease; Leases of Regency Park and Sterling Park.

(n) Each of the Company's operating leases with Health Care Property Investors, Inc. (Boise, Santa Cruz (Sunshine Villa), and San Antonio) prohibits the Company from operating another facility within a 5 mile radius of the facility which is the subject of the lease.

(o) See discussion of purchase and sale agreements in (i) of Developments Schedule.

                        INTELLECTUAL PROPERTY SCHEDULE
                        ------------------------------
                                  Section 5L


The Company has pending applications to register "Regent" and Kingswood" as trademarks.

                             LITIGATION SCHEDULE
                             -------------------
                                  Section 5M

     1. Sterling Park and certain of the Bowen companies are named as defendants in Patrick A. Mason et al. v. Sterling Park Living Center, et al., (No. 95-2-169546), originally filed June 30, 1995, in the Superior Court for King County, Washington. The case was dismissed in March of 1996 for plaintiff's failure to prosecute the case, and plaintiff refiled on May 24, 1996. The plaintiffs, the estate of and relatives of a deceased former Sterling Park resident, allege that the defendants were negligent in their treatment of the resident in failing to observe, monitor and change a catheter and to provide other care, and that this resulted in the resident's wrongful death. The resident recovered from complications arising from the infection associated with the catheter. Later, after being transferred to a nursing home, the former resident died. The plaintiffs also claim that the defendants breached their contractual obligations to the resident. Defense of these claims, with the exception of the contract claim, has been accepted by our insurance carrier. Our legal counsel believes many defenses are available to us.

     2. Nayereh Madani has threatened to bring an action against Regent Assisted Living for breach of a settlement agreement, including claims for "discrimination, wage and hour violations, harassment, hostile work environment, negligent supervision, negligent hiring, [and] for retaliation [for making complaints]...". We dispute Ms. Madani's charges and have refused Ms. Madani's offer to settle the dispute for $200,000. This matter is proceeding to non-binding mediation and our independent legal counsel believes we have a good change at resolving the dispute for an immaterial sum.

     3. A claim has been threatened against the Company by the heirs of Dr. Egidio, a resident for a brief period at Sterling Park. Actual damages, if any, are estimated to be de minimus, although plaintiff's counsel has alleged that the consequential damages may be substantial. The Company has not received a copy of a complaint that would permit it to assess the merits of any claims that may be made.

     4. The Company has filed an action against Clark County pursuant to which the Company is asking the court to overturn a County ruling imposing a single story building restriction on the company's Gowen-Buffalo site.

                              INSURANCE SCHEDULE
                              ------------------

The following is a description of each insurance policy maintained by the Company and its subsidiaries:

Directors' & Officers' Liability

Carrier:       National Union Fire Insurance Co. of Pittsburgh, PA. ("AIG")
Limits:        $2,000,000
Coverages:     D&O, Entity and Prospectus Liability
Period:        December 18, 1995 to December 18, 1996, except for Prospectus
               Liability which expires on December 18, 1998.

See attached "Coverage Summary"

Officer's Life Insurance

Carrier:       First Colony Life Insurance Company
Issue Date:    October 15, 1995
Insurance:     $2,000,000
Insured:       Walter C. Bowen
Beneficiary:   Regent Assisted Living, Inc.

General Property & Liability

Blanket Form Coverages - see attached Summary.

Earthquake - Sunshine Villa Property

Carrier:       RLI Insurance Co.
Limits:        $9,150,000
Coverage:      DIC Earthquake & Flood
               90% Coinsurance

Builders Risk

Carrier:       Aetna Casualty and Surety Co.
Limit:         $10,000,000 per location
               Blanket Form - Premium charged on monthly basis.
               Current coverage in place for Boise and Folsom projects.

                                    [LOGO]

                                Willis Corroon
--------------------------------------------------------------------------------
                            Regent Assisted Living
                       Directors' & Officers' Liability
                               Coverage Summary
--------------------------------------------------------------------------------
  Note: This summary has been prepared strictly as a guide and should only be used in conjunction with the actual policy form and endorsement wordings.
--------------------------------------------------------------------------------
  Categories/Carriers             National Union
                                  D&O Coverage + Entity Coverage + Prospectus
                                  Liability Coverage
--------------------------------------------------------------------------------
  Policy Form                     62334 (5/95)
--------------------------------------------------------------------------------
  LIMIT: $2,000,000               $2,000,000
--------------------------------------------------------------------------------
  RETENTIONS
    Basic                         $0/0/100,000 EXCEPT

    Securities Related            $250,000 for SEC related claims -
                                  SEC retention only applies to Defense Costs
                                  for claims which result in loss settlement or
                                  rendering of judgment
--------------------------------------------------------------------------------
  RETROACTIVE DATE                None
--------------------------------------------------------------------------------
  DISCOVERY

    Term/Additional Premium       12 Months at 75% additional premium
                                  Discovery available in the event the
                                  Insured cancels/nonrenews coverage
--------------------------------------------------------------------------------
  TYPE OF CONTRACT                A     Pay on Behalf
                                  B(i)  Pay on Behalf
                                  B(ii) Indemnification
--------------------------------------------------------------------------------
  CANCELLATION                    Refer Oregon Amendatory Endorsement
--------------------------------------------------------------------------------
  ADVANCEMENT OF "DEFENSE         A     Yes
  COSTS"                          B(i)  Yes
                                  B(ii) Yes, but with respect to NON-SECURITIES
                                  claims only if allocation agreement reached
                                  between Insured and Carrier - if allocation
                                  NOT agreed, Carrier will advance defense based
                                  on their determination of fair allocation
                                  until matter can be agreed pursuant to policy
                                  provisions and law.
--------------------------------------------------------------------------------
  CREATION OF SUBSIDIARIES        If assets of new subsidiary are less than 10%
  AFTER INCEPTION                 of consolidated assets of parent, automatic
                                  coverage subject reporting to carrier within
                                  policy period. If assets 10% or more, requires
                                  reporting to and acceptance by carrier.
--------------------------------------------------------------------------------
  ACQUISITION OF SUBSIDIARIES     Same as Creations
  AFTER INCEPTION
--------------------------------------------------------------------------------
  EXCLUSIONS

  Bodily Injury                   Yes
--------------------------------------------------------------------------------
  Property Damage                 Yes
--------------------------------------------------------------------------------
  Personal Injury                 Yes
--------------------------------------------------------------------------------
  Notification under Prior Policy Yes
--------------------------------------------------------------------------------
  Accounting of Profits           Yes
  [Sec. 16(b)]
--------------------------------------------------------------------------------
  Other Insurance                 See Other Insurance Clause
--------------------------------------------------------------------------------
  Seepage/Pollution               Yes
--------------------------------------------------------------------------------
  ERISA                           Yes
--------------------------------------------------------------------------------
  Claims Brought By "Company"     Yes
--------------------------------------------------------------------------------

                           [LOGO OF WILLIS CORROON]


                            REGENT ASSISTED LIVING
                      DIRECTORS' AND OFFICERS' LIABILITY
                               COVERAGE SUMMARY


Note:  This summary has been prepared strictly as a guide and should only be used in conjunction with the actual policy form and endorsement wordings.
CATEGORIES/CARRIERS                           NATIONAL UNION
                                              D&O COVERAGE + ENTITY COVERAGE + PROSPECTUS LIABILITY COVERAGE

POLICY FORM                                   62334 (5/95)
  Insured vs. Insured                         Yes -- not applicable to wrongful termination claims by Officers ONLY
  Criminal/Dishonesty                         Yes
  Personal Profit/Advantage                   Yes
  Illegal Remuneration                        Yes
  Failure To Maintain Insurance               None
  Outside Directorship                        Outside Service as defined is covered on "double excess" basis
  Payments/Commissions                        None -- Questionnaire completed
  Prior & Pending Litigation                  Refer "Continuity Dates" -- Inception
  Hostile Takeover                            None
  Prior Acts For Subsidiaries                 See Definition of Subsidiary
  Created/Acquired After Inception
MISCELLANEOUS COMMENTS
  Medical Malpractice Exclusion               Yes
  Spousal Extension                           Yes
  Captive Insurance Company                   None -- Warranty Statement completed
   Exclusion
  5% Majority Shareholder                     None
   Exclusion
  Employment Practices Extension              None
  Additional Offering Endorsement             None
  Patent Trademark Exclusion                  None
  Pre-Determined Allocation                   Coverage automatically provides 100% Entity coverage but ONLY for SECURITIES
   Options                                     CLAIMS as defined
  Excluding claims under Coverage             Yes -- See Definition of LOSS
   B alleging Company paid
   inadequate/unfair price for
   purchase of own securities
  Listed Event Exclusion                      Yes -- specific activities excluded under Insuring Agreement (B)i (entity coverage) if occur within 90 days of "continuity date"
  Arbitration Clause                          Policy mandates that disputes with Carrier must be arbitrated
  Panel Counsel Endorsement                   Yes -- Mandates that listed law firms be utilized on all Securities Related Claims

                             [Willis Corroon Logo]

--------------------------------------------------------------------------------

                              COMMERCIAL PACKAGE

COMPANY:                       Agricultural Fire Insurance Company
                               (Great American Insurance Companies)

POLICY NUMBER:                 PAC 0947541-05

POLICY PERIOD:                 March 1, 1996 to March 1, 1997

COVERAGES:

    PROPERTY

                 $35,000,000   Real and Personal Property Loss Limit

                               Coverage Extensions Included in Loss Limit
                               . Newly Acquired Locations            $250,000
                               . Unnamed Locations                   $100,000
                               . Extra Expense                       $100,000
                               . Personal Property of Employees $100,000 . Contingent Liability Form
                               . Total Property Values            $44,700,000
                               . Building Laws                     Loss Limit
                               . Demolition Cost                   Loss Limit
                               . Increased Cost of Construction    Loss Limit

*Based On:      $19,320,000    Business Interruption (Includes Loss of Income
                               and Extra Expense)

                               "Direct Physical Loss or Damage" excluding
                               Earthquake and Flood subject to standard policy terms, conditions and exclusions
                               Agreed Amount Endorsement
                               $1,000 Deductible (not applicable to Business Interruption)
                               Replacement Cost
                               $250 Deductible--Personal Property of Others
--------------------------------------------------------------------------------

                             [Willis Corroon Logo]

--------------------------------------------------------------------------------

GENERAL LIABILITY:

                  $3,000,000   General Aggregate
                   1,000,000   Products/Completed Operations Aggregate
                   1,000,000   Each Occurrence Bodily Injury and Property
                               Damage Liability
                   INCLUDES:   Employees, Students and Volunteers as Additional
                               Insureds
                               Products/Completed Operations
                               Premises Operations
                               Fire Damage Limit-$50,000
                               Medical Expenses--$5,000
                               Personal and Advertising Injury--$1,000,000 Limit
                               Host Liquor Liability
                               Incidental Medical Malpractice
                               Contractual
                               Waiver of Charitable Immunity
                               Patient Rights

                               General Aggregate limits apply per location

                               Hospital Professional Liability
                               $1,000,000 Per Person
                               $3,000,000 Aggregate

                               Employee Benefits Liability
                               $1,000,000 Each Claim
                               $3,000,000 Aggregate
                               $    1,000 Deductible

                               Washington Stop Gap
                               $1,000,000 Each Accident
                               $1,000,000 Each Employee
                               $1,000,000 Policy Limit


--------------------------------------------------------------------------------

                           (LOGO OF WILLIS CORROON)
-------------------------------------------------------------------------------
CRIME:

            $50,000  Blanket Employee Dishonesty
                     $500 Deductible

             10,000  Forgery or Alteration
                     $500 Deductible

                     Theft, Disappearance and Destruction
              5,000  On Premises - $500 Deductible
              5,000  Messenger - $500 Deductible

-------------------------------------------------------------------------------

                           [LOGO OF WILLIS CORROON]
--------------------------------------------------------------------------------



                         COMMERCIAL AUTOMOBILE POLICY



COMPANY:                     Agricultural Insurance Company
                             (Great American Insurance Companies)

POLICY NUMBER:               CAP 0947542-05

POLICY PERIOD:               March 1, 1996 to March 1, 1997

COVERAGES:

                 $1,000,000  Per Occurrence - Combined Single Limit Bodily
                             Injury and Property Damage Liability - Owned, Non-Owned and Hired

                     10,000  Personal Injury Protection

                      5,000  Medical Payments

                  1,000,000  Uninsured Motorist/Underinsured Motorist

                             Hired Auto Physical Damage - $25,000

                             $100 Deductible Comprehensive
                             $250 Deductible Collision



*See Schedule of Vehicles

--------------------------------------------------------------------------------

                           Willis Corroon Letterhead

                   BOILER/ELECTRICAL APPARATUS AND EQUIPMENT

COMPANY:           Hartford Steam Boiler

POLICY NUMBER:     ASG-NW-964204606

POLICY PERIOD:     March 1, 1996 to March 1, 1997

COVERAGES:

              "All Systems Go" Hartford Steam Boiler Electrical Apparatus/Boiler Machinery Coverage, Includes:

              Property Damage Limit                        Unlimited
              Business Interruption Limit                  12 Months
              Extra Expense Limit                          12 Months
              Spoilage Limit                               Unlimited

              $1,000 Deductible

              Repair made on Replacement Cost Basis

              Location Covered: Sunshine Villa

                           Willis Corroon Letterhead

                          COMMERCIAL UMBRELLA POLICY


COMPANY:                Agricultural Insurance Company
                        (Great American Insurance Companies)

POLICY NUMBER:          UMB 0947543-05

POLICY PERIOD:          March 1, 1996 to March 1, 1997

COVERAGES:

             $5,000,000 Per Occurrence

              5,000,000 Aggregate

                    -0- Retained Limit

                        This policy is subject, but not limited to, the following exclusions and forms:

                        Punitive or Exemplary Damages (following form only) Asbestos Exclusion
                        Personal Injury Limitation
                        Automobile Liability (following form)
                        Hospital Professional Liability (following form)







*THE GREAT AMERICAN UMBRELLA SITS OVER AETNA PROGRAM AS WELL.

                                Willis Corroon LOGO

--------------------------------------------------------------------------------

                               D.I.C./EARTHQUAKE

COMPANY:                     Fireman's Fund Insurance Company

POLICY NUMBER:               Pending

POLICY PERIOD:               March 1, 1996 to March 1, 1997

LOCATION OF PROPERTY:        Regency Park
                             9300 SW Barnes Road
                             Portland, Oregon 97225

                             Sunset Summit
                             7400 SW Barnes Road
                             Portland, Oregon 97225

                             St. Clair Apartments
                             735 SW St. Clair
                             Portland, Oregon

COVERAGE:
                             D.I.C. Including Earthquake and Flood
                             Based on T.I.V. of $36,440,000 Including Buildings, Business Personal Property and Time Element

               $14,000,000   Per Occurrence and Annual Aggregate Excess of
                             $5,000,000 Primary

COINSURANCE:                 Nil

VALUATION:                   Replacement Cost

DEDUCTIBLES:                 Per Primary Policy (10%)

EXCLUSIONS:                  Including But Not Limited To:
                             Ordinance Or Law
                             EDP
                             Pollution and Contamination
                             All Perils Covered By "All Risk" Policy
                             Property Located In Flood Zone A or V

CONDITIONS:                  Warrant "All Risk" Underlying Policy
                             Excludes All Coverage Provided By "All Risk" Policy

--------------------------------------------------------------------------------

                              EMPLOYEES SCHEDULE
                              ------------------
                                  Section 5Q


Not applicable.

                          EMPLOYEE BENEFITS SCHEDULE
                          --------------------------
                                  Section 5R



   (i)    Not applicable.

  (ii)    Not applicable.

 (iii)    Not applicable.

  (iv)    401(k) plan.

   (v) The Company is a participant in the following plans: (i) 401(k), (ii) customary medical, dental, and long term disability plans, and (iii) a plan providing $30,000 of life insurance coverage to each employee. The Company contributes a minimum of $.50 to the 401(k) plan for each $1 contributed by an employee. Additionally, the Company makes discretionary contributions based upon the profitability of the Company. The Company will make a maximum contribution to each employee's account in the 401(k) plan of three percent of the employee's annual pay.

                            ENVIRONMENTAL SCHEDULE
                                  Section 5T

The following items are further described in the July 5, 1996, Phase 1 Environmental Site Assessment for the Kenmore, Washington site, prepared by Geotech Consultants, Inc., a copy of which has been provided to Purchaser:

     1. There are at least three underground storage tanks. We have no current knowledge regarding whether any tank has leaked heating oil into the ground;

     2. The potential exists for asbestos to be in several of the building's materials;

     3. The potential exists for PCBs to be located in some of the light ballasts; and

     4. The potential exists for lead based paint to be present on, or in, the buildings.

                       AFFILIATED TRANSACTIONS SCHEDULE
                       --------------------------------
                                  Section 5U

The Company has entered into construction contracts with Bowen Development Company relative to the construction of the Boise, Folsom, and San Antonio facilities. The board of directors also has approved entering into construction contracts with Bowen Development Company relative to the Roseville, Clovis, Rio Rancho, Tucson, Bakersfield, Henderson, Vacaville, Eugene, and Austin facilities.

The board of directors has approved issuing an option to Walter C. Bowen to purchase the excess parcel of land the Company acquired in Eugene in connection with the resolution of litigation arising from the acquisition of the parcel originally desired by the Company. The purchase price will be equal to $370,000 (the allocable portion of the original purchase price as set forth in a third party appraisal dated February 15, 1996), plus the proportionate amount of real property taxes and other assessments made against the entire parcel, plus ten percent per annum from the date on which the Company made any payments for the acquisition of such land or payment of allocable costs and expenses until the date upon which the option is exercised.

The Company has entered into an agreement with several companies owned by Mr. Bowen (the "Bowen Companies") whereby the Company will provide each of the Bowen Companies executive assistance, accounting and financial management services, legal and administrative assistance, insurance, management information services, and other management services as required by the Bowen Companies. Under the terms of the agreement, the Company will be reimbursed at its cost on a monthly basis for all services provided.

A Letter of Understanding, dated to be effective March 8, 1996, by and among Dr. Marvin S. Hausman (a director), Northwest Medical Research Partners (a corporation wholly owned by Dr. Hausman), and the Company pursuant to which Dr. Hausman and his company are to perform consulting services for the Company.

                              HEALTHCARE SCHEDULE
                              -------------------
                                  Section 5V

     (i)     Not applicable.

     (ii) The Company receives Medicaid reimbursements pursuant to agreement with the State of Oregon relative to operation of the Regency Park and Park Place communities.

     (iii)   Not applicable.

     (iv) Investigation of alleged physical abuse of a former resident at Regency Park by the Oregon SDSD. Preliminary investigation resulted in substantiated claim of causing a bruise. The facility denies the claim. It is not certain whether follow-up will occur due to the minor nature of the alleged abuse, the multiple potential causes of the bruise, and the inability of the resident to participate in any investigation.

     (v)     Not applicable.